Our Ref No. **CCMC/CCE(CP)/212/11/100568-00/F/50779(a)**

Date: 19 December 2011

Comtech Broadband Corporation Limited
Suite 514, Manhattan Ctr,
8 Kwai Cheong Road,
Kwai Chung,
New Territories,
Hong Kong.

Dear Sirs,

AMENDMENTS TO FACTORING AGREEMENT: Comtech Broadband Corporation Limited (the "Client")

Bank of China (Hong Kong) Limited (the "**Bank**") refer to the factoring agreement dated 7 April 2010 (as varied by the letter(s) dated 13 October 2010) (the "**Factoring Agreement**") setting out the terms and conditions applicable to the factoring services to the Client specified above.

The Bank is pleased to inform you that the terms and conditions of the Factoring Agreement will be varied as follows:

C. GENERAL TERMS

1.	Maximum Funds in Use	:	USD75,000,000.00
2.	Discount	:	At 2.5% per annum above Hong Kong Interbank Offered Rate from time to time quoted by the Bank on Funds In Use in Hong Kong dollars. At 2.5% per annum above London Interbank Offered Rate from time to time quoted by the Bank on Funds In Use in USD currency.
3.	Prepayment Percentage	:	Up to 90% unless otherwise specified in a Debtor Limit Advice issued in respect of the relevant Debtor.
4.	Commission	:	0.6% of the amount of each Debt unless otherwise specified in a Debtor Limit Advice issued in respect of the relevant Debtor.
5.	Credit Cover Percentage	:	Up to 90% unless otherwise specified in a Debtor Limit Advice issued in respect of the relevant Debtor. For Tranche 2 : Not applicable.
6.	Debtor(s) / Credit Limit(s) / Funding Limit(s):		To be approved by the Bank from time to time and as advised by the Bank to the Client.

D SPECIAL CONDITIONS (shall be amended and replaced the entire clause 'Special Conditions' in the Factoring Agreement)

1 Credit Protection Event:

The event (if any) specified as such in the Debtor Limit Advice issued by the Bank in respect of the relevant Debtor.

2 The following supporting documents are required in relation to each Debt:-

(a) A copy of the invoice; and

(b) Evidence of Delivery of the Goods satisfactory to the Bank.

The Client shall also provide the Bank with an undated notice of assignment for the Debts of each relevant Buyer in the Bank's approved form duly signed by the Client

3 The Bank may in its own name take out credit insurance and/or appoint an Import Factor to collect payment of the Debts.

4. The Debts shall be collected and paid into the designated account 012-802-0800885-6 maintained by the Client with the Bank. However, the Bank has the overriding right at any time to direct any Debt to be paid directly to the Bank.

5. Prior to the Client's request for any Prepayment under this Agreement, the Client shall provide to the Bank with the following documents in each case in the form and substance satisfactory to the Bank:-

(a) The certified extracts of board resolutions of the Client approving and authorizing the execution, delivery and performance of this Agreement and designating the Authorized Person(s) in connection with this Agreement;

(b) Cross guarantee(s) of up to unlimited extent in respect of the liabilities of the Client given by the Client and Comtech International (Hong Kong) Limited in favour of the Bank;

(c) Corporate guarantee(s) of up to unlimited extent in respect of the liabilities of the Client given by COGO GROUP, INC. (formerly known as Comtech Group, Inc.) in favour of the Bank;

(d) Process Agent Appointment Letter(s) issued by COGO GROUP, INC. and duly accepted and confirmed by the process agent.

(e) For factoring facility without any credit insurance arrangement:

Charge of Deposit(s) for the total principal deposit amount of not less than USD15,000,000.00 (or if the charged deposit is denominated in any foreign currency acceptable to the Bank, its equivalent in such foreign currency plus any deposit margin (the "Charged Deposit Margin") as determined by the Bank from time to time without any prior notice to or agreement by the Client and/or the Deposit Chargor(s)) together with interest accrued or to be accrued thereon. A list of the deposit margin (the "List of Charged Deposit Margin") applicable to each foreign currency acceptable to the Bank is attached herewith for your reference. Should the percentage of the charged deposit margin be changed, the change shall be effective on the date another List of Charged Deposit Margin is issued to the Client and the Deposit Chargor(s).

A Deed of Indemnity, Charge Over Deposit(s) and Set-Off duly executed/to be executed by the deposit chargor in the Bank's favour to secure general banking facilities from time to time and at any time granted or to be granted by the Bank to the Client to such extent as the Bank may from time to time deem fit.

Name of Deposit Chargor :
Comtech International (Hong Kong) Limited.

(f) Security Deed (Proceeds) executed by the Client in the Bank's favour to secure general banking facilities from time to time and at any time granted by the Bank to the Client; and

(g) Such other documents, terms or evidence that the Bank may require from time to time.

6. Other Conditions (if any):-

(a) All accounts receivables due from the factored debtors to the Client are assigned to the Bank;

(b) The Client is required to submit copies of all invoices, supported by copies of proof of delivery, issued to the factored debtors to the Bank;

(c) Debtors' payment should be made directly to designated account maintained by the Client with the Bank;

(d) Blank notification letter(s) prepared by the client addressed to the factored debtor(s) should be submitted to the Bank's prior to facility commencement;

(e) For factoring facility without any credit insurance arrangement:
   (i) Invoices overdue more than 60 days will be disapproved for funding.
   (ii) No funding on any new invoices issued to a particular buyer if invoices overdue more than 60 days of the concerned buyer.

(f) For factoring facility with credit insurance arranged by the Bank:
   (i) No funding is allowed against invoices without credit coverage.

(g) Periodic audits to be conducted at client's office.

(h) Client receives payments from the factored debtors directly, client is required to reimburse to the Bank within 5 days upon receipt, accompanying with payment evidences showing payment made by the factored debtors.

(i) Client is required to assign invoices upto HKD800M value to the Bank every year. Otherwise, the Bank will debit commission against the shortfall from the client A/C.

(j) Client is undertake to follow up any overdue invoices with the factored debtor promptly.

(k) The Client is required to submit to the Bank its aging reports of account receivable(s) within one month from the date of the quarterly report(s) has been submitted to the NASDAQ of the Stock Exchange of United States of America.

(l) The Client is required to submit to the Bank annually the reports of sales transaction volume and the aging reports of account receivables relating to its buyers.

(m) Comtech International (Hong Kong) Limited undertakes that all its account receivables shall be collected through the Bank.

(n) The Client, the Guarantor(s) and COGO GROUP, INC. (the "Parent Company") (hereinafter called the "Group") undertake with the Bank at all the times of the Facility(ies) that :-
   (i) the Parent Company shall remain the ultimate holding company of the Clients and hold at all the times in aggregate beneficially (directly or indirectly) of not less than 50% of equity interest of the Client;
   (ii) Mr. Kang Jingwei and his family shall remain as the single largest beneficial owner of the Parent Company and Mr. Kang Jingwei shall be the chairman of the Board of Directors of the Parent Company;
   (iii) the Parent Company shall maintain its tangible net worth not less than RMB1,500,000,000.00 and its listing of the status on the NASDAQ of the Stock Exchange of United States of America;
   (iv) its Consolidated Net Borrowing Ratio shall not exceed 0.25x; and
   (v) the bills transaction volume in monetary term of the Group shall not be less than USD300,000,000.00 in which the outward bills transaction volume in monetary term of not less than USD150,000,000.00 annually. If the Group fail to do so, a handling charge of USD10,000.00 will be payable by the Group.

7. Fees:
   - Handling Charge : US$75,000.00 payable by the Client at the time prescribed by the Bank or on demand by the Bank (whichever first occurs).

The variations set out above will take effect from the date when we have received:-

- The enclosed copy of this letter signed by the Client and the guarantor(s)/security provider(s).
- Cross Guarantee signed by the Client and Comtech International (Hong Kong) Limited.

When the variations take effect, this letter will amend the terms of the Factoring Agreement as set out above. In all other respects, the terms of the Factoring Agreement will remain in full force and effect.

Expressions used in this letter have the same meanings as defined in the Bank's Conditions for Factoring - (08) (incorporated into the Factoring Agreement).

This letter is governed by the laws of Hong Kong Special Administrative Region.

Please confirm your agreement to the terms and conditions of this letter by signing and returning to us the duplicate of this letter to Ms. Wong of our Trade Product at 5/F, Bank of China Centre, 11 Hoi Fai Road, West Kowloon as soon as possible.

If you have any query, please feel free to contact Ms. Wong of our Trade Product at 31983252.

Yours faithfully,

For and on behalf of
Bank of China (Hong Kong) Limited

Authorized signatories

Our Ref No. **CCMC/CCE(CP)/212/11/100568-00/F/50779(a)**

We agree to and accept all the terms and conditions set out above.

For and on behalf of
Comtech Broadband Corporation Limited

Authorized signatories
Date:

After due and careful consideration of the contents of this letter which vary, amend and/or supplement the Factoring Agreement (as defined above), I/we, the undersigned, confirm that the guarantee and/or security document executed by me/us is not discharged, prejudiced or affected in any way whatsoever notwithstanding such variations, amendments and/or supplements, and I/we acknowledge that I/we fully understand, confirm and agree to be bound by all the above terms and conditions, and to continue to be liable for all obligations and liabilities of the Client upon the terms and conditions of the guarantee and/or security document executed or to be executed by me/us.

Name: Comtech International (Hong Kong) Limited
Date:

Name: COGO GROUP, INC
(formerly known as Comtech Group, Inc.)
Date:

Witness:

Name :

Our Ref No. **CCMC/CCE(CP)/212/11/01219422772/F/50779**

Date: 6 March 2012

Comtech Broadband Corporation Limited
Suite 514, Manhattan Ctr,
8 Kwai Cheong Road,
Kwai Chung,
New Territories,
Hong Kong.

Dear Sirs,

AMENDMENTS TO FACTORING AGREEMENT: Comtech Broadband Corporation Limited (the "Client")

Bank of China (Hong Kong) Limited (the "**Bank**") refer to the factoring agreement dated 7 April 2010 (as varied by the letter(s) dated 13 October 2010 and 19 December 2011) (the "**Factoring Agreement**") setting out the terms and conditions applicable to the factoring services to the Client specified above.

The Bank is pleased to inform you that the terms and conditions of the Sub-clause 6 (n) (iii) of Clause D of the letter dated 19 December 2011 will be varied and replaced as follows:

D SPECIAL CONDITIONS

6. Other Conditions:-

   (n) The Client, the Guarantor(s) and COGO GROUP, INC. (the "Parent Company") (hereinafter called the "Group") undertake with the Bank at all the times of the Facility(ies) that :-

      (iii) the Parent Company shall maintain its net worth not less than RMB1,500,000,000.00 and its listing of the status on the NASDAQ of the Stock Exchange of United States of America.

This letter will amend the terms of the Factoring Agreement as set out above. In all other respects, the terms of the Factoring Agreement will remain in full force and effect.

Expressions used in this letter have the same meanings as defined in the Bank's Conditions for Factoring - (08) (incorporated into the Factoring Agreement).

If you have any query, please feel free to contact our Mr. Lo at 39827311.

Yours faithfully,

For and on behalf of
Bank of China (Hong Kong) Limited

Authorized signatories

c.c. : Comtech International (Hong Kong) Limited
COGO GROUP, INC.